EXHIBIT 10.2

EXECUTION COPY

EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS EIGHTH AMENDMENT (the “Eighth Amendment”) to Employment Agreement, is entered into as of September 27, 2021 (the “Effective Date”), by and between John a/k/a Jack McGrath, an individual (“Executive”) and JAKKS Pacific, Inc., a Delaware corporation (“JAKKS” or the “Company”) amends the Amended Employment Agreement (as defined below) between Executive and the Company, and is entered into pursuant to Section 20 of the Amended Employment Agreement.

W I T N E S S E T H:

WHEREAS, Executive and the Company entered into an Employment Agreement on March 4, 2010 which was effective January 1, 2010 (the “2010 Employment Agreement”), which was amended by a First Amendment to Employment Agreement dated August 23, 2011, a Second Amendment to Employment Agreement dated May 15, 2013, a Third Amendment Extending Term of Employment Agreement dated June 11, 2015, a Fourth Amendment to Employment Agreement dated September 29, 2016, a Fifth Amendment dated February 28, 2018, and an Acknowledgment and Waiver Agreement dated as of August 9, 2019, a Sixth Amendment dated as of December 31, 2019, and a Seventh Amendment dated as of June 18, 2021 (the 2010 Employment Agreement, as heretofore amended is referred to as the “Amended Employment Agreement”); and

WHEREAS, the Amended Employment Agreement contemplates the periodic grant of shares of Restricted Stock to Executive, certain of which grants have been made and such shares of Restricted Stock are currently outstanding, subject to vesting conditions, and the Parties wish to change all of such Restricted Stock awards to awards of Restricted Stock Units, under the same terms and conditions as the Restricted Stock awards; and

WHEREAS, the Company and Executive desire to further amend the terms of the Amended Employment Agreement subject to the terms and conditions set forth in this Amendment (the Amended Employment Agreement, as further amended by this Eighth Amendment, is referred to as the “Employment Agreement”.)

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, and subject to the terms and conditions set forth herein, agree as follows:

1.

All references in the Amended Employment Agreement to "this Agreement" shall be deemed to refer to the Employment Agreement (including as amended by this Amendment). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Amended Employment Agreement.

2.	The Parties hereby agree that effective upon the execution of this Amendment, the Amended Employment Agreement shall be deemed amended as follows:

(a)         All references in the Amended Employment Agreement to currently outstanding “Restricted Stock” and/or “Restricted Stock Awards” are hereby modified to refer to “Restricted Stock Units” and/or “Restricted Stock Unit Awards”.

(b)         The Parties agree that the Amended Employment Agreement is modified to include such other changes as shall be necessary to carry out the intent of the Parties as expressed above to replace all issued and outstanding shares of Restricted Stock granted to Executive pursuant to the terms of the Amended Employment Agreement with grants of Restricted Stock Units, and the Parties agree to execute such further agreements and documents to implement such changes.

(c)         Exhibit A to the 2010 Amended and Restated Employment Agreement is, with respect to grants of Restricted Stock Units, hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Miscellaneous.

3.1

Except as expressly provided herein, this Eighth Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Amended Employment Agreement, all of which are ratified and confirmed in all respects by the Parties and shall continue in full force and effect. Each reference to the Employment Agreement or Amended Employment Agreement hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Employment Agreement, as amended and modified hereby.

3.2

This Eighth Amendment and the documents referenced herein, constitute the entire agreement among the Parties with respect to this amendment of the Amended Employment Agreement and supersede all prior agreements, negotiations, drafts, and understandings among the Parties with respect to such subject matter. This Eighth Amendment can only be changed or modified pursuant to a written instrument referring explicitly hereto, and duly executed by each of the Parties.

3.3	This Eighth Amendment shall be governed and construed as to its validity, interpretation and effect by the laws of the State of California, without reference to its conflicts of laws provisions.

3.4

Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Eighth Amendment. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Eighth Amendment.

3.5

This Eighth Amendment may be executed and delivered (by facsimile or PDF signature) in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

4.	The Amended Employment Agreement, as expressly amended by this Eighth Amendment, remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Eighth Amendment as of the day and year first written above, intending to be legally bound hereby.

JAKKS PACIFIC, INC.

By:

Name: John L. Kimble

Title: EVP-CFO

John a/k/a Jack McGrath

EXHIBIT A

[Insert Form of RSU]